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                                                                    Exhibit 23.7


[KPMG Logo]



                 Chartered Accountants


                 5 George's Dock
                 IF5C
                 Dublin 1
                 Ireland


                                      KPMG

                        CONSENT OF CHARTERED ACCOUNTANTS

The Board of Directors
AerCo Limited
22 Grenville Street
St. Helier
Jersey
JE4 8PX
Channel Islands

We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Experts" in the AerCo Limited Registration Statement on Form F-4 (file number 333-66973) to be filed with the Securities and Exchange Commission.


KPMG
Chartered Accountants
Dublin, Ireland
7 December, 2000